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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of Personnel Group of America, Inc. on Form S-8 of our report dated February 5, 2001, except for the second paragraph of Note 5, for which the date is March 21, 2001, relating to the financial statements, which appears in Personnel Group of America, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Charlotte, North Carolina

July 27, 2001